PriceSmart Announces February Sales;

also announces Earnings Release and Conference Call Dates for

        Second Quarter Fiscal Year 2017 Financial Results

San Diego,  CA  (March 7, 2017) - PriceSmart,  Inc. (NASDAQ:  PSMT)  today  announced that for the  month  of February 2017, net sales  increased 0.5% to $214.6 million from $213.5 million in February a year earlier. February had 28 days in the current year compared to 29 days in 2016.  For the six months ended February 28, 2017, net sales increased 2.7% to $1,488.4 million from $1,449.8 million in the same period last year. There were 39 warehouse clubs in operation at the end of February 2017 compared to 38 warehouse clubs in operation in February 2016.

For the five weeks ended March 5, 2017, comparable warehouse sales for the 38 warehouse clubs open at least 13 1/2 full months increased 2.6% compared to the same five-week period last year. For the twenty-six-week period ended March 5, 2017, comparable warehouse sales increased 1.1% compared to the comparable twenty-six-week period a year ago.

PriceSmart also announced that it plans to release second  quarter fiscal  year 2017 financial results  on Thursday, April  6, 2017, after the market closes.  PriceSmart management plans  to host a conference call  at 12:00 p.m. Eastern time (9:00 a.m.  Pacific time) on Friday,  April  7, 2017,  to discuss  the financial  results.    Individuals  interested  in participating  in the conference call may do so  by dialing  (877) 870-4263 for domestic  callers or (412) 317-0790 for international callers, and asking to join the PriceSmart, Inc. call.    A digital replay will be available  through  April 14, 2017, following  the conclusion of  the call  by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering  replay access code 10102319.

About PriceSmart

PriceSmart, headquartered  in  San  Diego,  owns  and  operates  U.S.-style membership shopping warehouse clubs  in Latin America  and  the  Caribbean,  selling  high  quality  merchandise  at low  prices  to PriceSmart  members.  PriceSmart now operates  39  warehouse  clubs  in  12  countries  and  one  U.S.  territory  (seven  in  Colombia;  six  in  Costa  Rica;  five  in Panama; four  in  Trinidad; three each  in  Guatemala, the  Dominican Republic and Honduras; two each  in  El Salvador  and Nicaragua;  and one each  in Aruba, Barbados,  Jamaica and the United States Virgin Islands).

This  press  release  may  contain  forward-looking  statements concerning  the  Company's  anticipated  future  revenues  and earnings,  adequacy  of  future  cash  flow,  proposed  warehouse  club  openings,  the  Company's  performance  relative  to competitors,  the  outcome  of  tax  proceedings  and  related  matters.  These  forward-looking  statements  include,  but are not  limited  to,  statements  containing  the  words  “expect,”  “believe,”  “will,”  “may,”  “should,”  “project,”  “estimate,” “anticipated,”  “scheduled,”  and  like  expressions,  and  the  negative  thereof.  These  statements  are  subject  to risks and uncertainties that could cause actual results  to  differ materially, including the  following risks: our financial  performance is dependent  on international  operations,  which  exposes  us  to various  risks;  any  failure  by  us  to manage our  widely dispersed operations could  adversely affect  our  business;  we  face  significant competition; future  sales  growth  depends, in part,  on our ability  to successfully  open new warehouse  clubs and grow  sales  in our existing locations;  we might not identify  in a timely  manner  or effectively  respond  to changes  in consumer  preferences  for  merchandise,  which  could adversely  affect  our relationship  with  members,  demand  for our products  and  market  share;  although  we  have  begun to offer  limited  online  shopping  to  our  members,  our  sales  could  be  adversely  affected  if  one  or  more  major international online retailers were  to enter our markets  or  if other competitors were  to  offer a superior online experience; our  profitability  is  vulnerable  to  cost  increases;  we  face  difficulties  in  the  shipment  of  and  risks  inherent  in  the importation  of, merchandise  to our  warehouse  clubs;  we  are exposed  to weather  and  other  natural  disaster  risks  that might  not  be adequately  compensated  by insurance;  general  economic  conditions  could  adversely  impact  our business in various  respects;  our failure  to maintain  our brand  and reputation  could  adversely  affect  our  results  of operations; we are  subject  to  risks  associated  with  possible  changes  in  our  relationships  with  third  parties  with  which  we  do business,  as  well  as  the  performance  of  such  third  parties;  we  rely  extensively  on  computer  systems  to  process transactions,  summarize  results  and  manage  our  business,  and  failure  to  adequately  maintain  our  systems  and disruptions  in  our  systems  could  harm  our  business  and  adversely  affect our results  of operations;  we could  be subject  to additional tax liabilities  or subject  to reserves  on the recoverability  of  tax  receivables; a  few  of  our  stockholders own approximately  25.3%  of  our  voting  stock  as  of August  31,  2016,  which  may  make  it  difficult  to  complete  some corporate  transactions  without  their  support  and  may  impede a change  in  control;  failure  to  attract  and  retain qualified  employees,  increases  in  wage  and  benefit  costs,  changes  in  laws  and  other  labor  issues  could  materially adversely  affect  our  financial  performance;  we  face  the  possibility  of operational  interruptions  related  to  union  work stoppages;  we  are  subject  to  volatility  in  foreign  currency  exchange  rates  and limits  on our ability  to convert  foreign currencies  into  U.S.  dollars;  we  face  the  risk  of  exposure  to  product  liability  claims, a product  recall  and  adverse publicity;  any  failure  to  maintain  the  security  of  the  information  relating  to  our  company,  members,  employees  and vendors  that  we  hold,  whether  as a result  of  cybersecurity  attacks  on  our  information  systems,  failure  of  internal controls,  employee  negligence  or  malfeasance or  otherwise,  could  damage  our reputation  with  members,  employees, vendors and others, could disrupt our operations, could cause  us  to incur substantial additional costs and  to become subject to litigation and could materially adversely affect  our  operating results;  we  are  subject  to  payment related risks;  changes in accounting standards  and  assumptions,  projections,  estimates  and  judgments  by  management  related  to  complex accounting matters  could  significantly  affect  our  financial  condition  and  results  of  operations;  we  face  compliance risks  related  to our international  operations;  if remediation  costs  or hazardous  substance  contamination  levels  at certain properties  for  which  we  maintain  financial  responsibility  exceed  management's  current  expectations,  our  financial condition  and  results  of operations  could  be adversely  impacted.  The  risks  described  above  as well  as the other  risks detailed  in the  Company's U.S.  Securities and  Exchange Commission (“SEC”) reports, including the  Company's Annual Report  on  Form  10-K  filed  for  the  fiscal  year  ended  August  31,  2016  filed  on  October  27,  2016  pursuant  to  the Securities  Exchange  Act  of 1934.  We  assume  no obligation  and  expressly  disclaim  any  duty  to update  any  forward-looking  statement  to reflect  events  or circumstances  after  the date  of this  presentation  or  to reflect  the occurrence  of unanticipated  events.

For further information,  please contact John  M. Heffner,  Principal  Financial  Officer and Principal  Accounting

Officer (858) 404-8826.